Exhibit 99.1

          SOUTHSIDE BANCSHARES, INC. ANNOUNCES SECOND QUARTER EARNINGS
                   NASDAQ GLOBAL SELECT MARKET SYMBOL - 'SBSI'

    TYLER, Texas, Aug. 2 /PRNewswire-FirstCall/ -- B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc. (Nasdaq: SBSI) ("Southside" or the "Company") reported financial results for the three months ended June 30, 2006.

    For the three months ended June 30, 2006, the Company reported net income of $3,543,000, compared to $3,697,000 for the same period in 2005, a decrease of $154,000, or 4.2%. Earnings per fully diluted share were $0.28 for the three months ended June 30, 2006 compared to $0.29 for the same period in 2005, a decrease of $0.01, or 3.4%.

    Southside reported net income of $6,771,000 for the six months ended June 30, 2006, a decrease of $501,000, or 6.9%, when compared to the same period in 2005. Earnings per fully diluted share were $0.53 for the six months ended June 30, 2006, compared to $0.57 for the same period in 2005, a decrease of $0.04, or 7.0%.

    The return on average shareholders' equity for the six months ended June 30, 2006 was 12.53% compared to 14.10% for the same period in 2005. The annual return on average assets was 0.74% for the six months ended June 30, 2006, compared to 0.88% for the same period in 2005.

    Loan and Deposit Growth

    The opening of several branch locations and expansion of Southside's Texas footprint over the past few years has been a central part of the Company's business strategy. Southside's branch expansion has been a story of investment, growth, and positioning for future success. On-going de novo branch expansion has impacted and will continue to impact short-term net income, but in management's view, should enhance franchise value and future earnings potential in the long-term. Loan and deposit growth, as measured in dollars, is detailed below. The success of another critical portion of Southside's business strategy which is focused on increasing the number of accounts is partially lost in these dollar comparisons. Consistent growth in the number of accounts provides Southside significant opportunities to cross- sell these account holders. The continued increase in accounts in the deposit area is especially encouraging. Our goal is to become the primary financial provider for these account holders, thereby creating value from within utilizing this additional organic growth source.

    The Company continued to experience solid loan growth during the six months ended June 30, 2006, as loans increased $43.6 million, or 6.4%, to $723.9 million from $680.4 million at December 31, 2005. The loan growth during 2006 occurred primarily in commercial real estate loans, 1-4 family residential loans, and commercial loans. The growth in loans is especially gratifying given the increasing competition in the Texas market. Loans increased $64.7 million, or 9.8%, to $723.9 million, for the six months ended June 30, 2006 when compared to $659.2 million for the same period in 2005. We believe that the Company's asset quality ratios as reported in this earnings release continue to remain sound.

    During the six months ended June 30, 2006, the Company's deposits increased $84.2 million to $1.20 billion from $1.11 billion at December 31, 2005. Approximately $17.2 million of the overall growth in deposits during 2006 resulted from our expanding branch network and continued market penetration. Price related competition for deposits has intensified. The Company has attempted to maintain a disciplined deposit pricing strategy; nevertheless, the current competitive pricing environment could likely pressure the net interest margin in the coming quarters. The remaining $67.0 million of the deposit growth was the result of the Company issuing callable- brokered certificates of deposits with long-term maturities where the Company controls numerous call options. Brokered deposits at June 30, 2006 totaled $86.8 million compared to $19.8 million at December 31, 2005. We believe these callable-brokered CDs offer the Company significant long-term flexibility. Deposits increased $188.7 million, or 18.8%, to $1.20 billion, for the six months ended June 30, 2006 when compared to $1.01 billion for the same period in 2005.

    Net Interest Income

    Net interest income increased $326,000, or 3.2%, to $10.5 million for the three months ended June 30, 2006, when compared to $10.2 million for the same period in 2005. However, the net interest margin and net interest spread were impacted by the significant increase in short-term interest rates during 2005 and the first half of 2006 combined with a smaller increase in long-term interest rates which resulted in a slightly inverted yield curve, where short-term interest rates are slightly higher than long-term interest rates. As a result, the Company's net interest margin and net interest spread were reduced to 2.61% and 1.90%, respectively, for the three months ended June 30, 2006 compared to 2.90% and 2.38% for the same period in 2005 and 2.72% and 2.08% compared to the three months ended March 31, 2006. Should the yield curve remain inverted or flat, the Company's net interest margin and spread could come under additional pressure during the remainder of 2006.

    Net Income

    The decrease in net income was primarily attributable to an increase in noninterest expense of $485,000, or 4.4%, and $1.4 million, or 6.3%, for the three and six months ended June 30, 2006, respectively, compared to the same periods in 2005, and an increase in the provision for loan losses of $221,000, or 97.4%, and $267,000, or 57.8%, for the three and six months ended June 30, 2006, respectively, compared to the same periods in 2005. Provision for loan losses increased as a result of increases in average loans and losses on overdrafts. Noninterest expense increased primarily as a result of increases in salary and employee benefits and occupancy expense. Salaries and employee benefits increased $162,000, or 2.3%, and $724,000, or 5.2%, during the three and six months ended June 30, 2006, respectively, when compared to the same periods in 2005 due to normal salary increases and higher staffing levels associated with the Company's continued branch expansion and regional lending initiative. Occupancy expense increased $119,000, or 11.0%, and $251,000, or 11.8%, for the three and six months ended June 30, 2006, respectively, compared to the same periods in 2005 due primarily to branch expansion.

    The following items partially offset the decrease in net income for the three and six months ended June 30, 2006, when compared to the same period in 2005. Net interest income was $10.5 million and $21.1 million, for the three and six months ended June 30, 2006, respectively, compared to $10.2 million and $20.6 million, for the same periods in 2005, respectively, representing increases of $326,000, or 3.2%, and $516,000, or 2.5%, respectively. Noninterest income, excluding security gains, increased $413,000, or 7.6%, and $415,000, or 4.0%, for the three and six months ended June 30, 2006, respectively, when compared to the same periods in 2005. The increases in noninterest income were primarily results of increases in deposit services income, Trust income, and other income, which resulted from numerous increases, the largest of which was a recovery of a prior year loss. Gain on sale of securities available for sale increased $280,000, or 500.0% for the six months ended June 30, 2006 compared to the same period in 2005.

    About Southside Bancshares, Inc.

    Southside Bancshares, Inc. is a $1.88 billion holding company that owns 100% of Southside Bank. The bank currently has 34 banking centers in East Texas and operates a network of 39 ATMs.

    To learn more about Southside Bancshares, Inc., please visit our investor relations website at http://www.southside.com/investor . Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com .

    Forward Looking Statements

    Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be "forward-looking statements" within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "appear," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are statements with respect to the Company's beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, discussions of the effect of the Company's expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated.

    Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 under "Forward Looking Information" and Item 1A. "Risk Factors," and in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                                At             At
                                             June 30,      December 31,
                                               2006            2005
                                           ------------    ------------
                                              (dollars in thousands)
                                                   (unaudited)
Selected Financial Condition Data
  (at end of period)

Total assets                               $  1,875,676    $  1,783,462
Loans                                           723,924         680,364
Allowance for loan losses                         7,346           7,090
Mortgage-backed and related
 securities:
  Available for sale                            653,046         592,435
  Held to maturity                              245,812         229,321
Investment securities:
  Available for sale                             88,598         121,240
  Held to Maturity                                1,348              --
Federal Home Loan Bank stock, at cost            27,364          28,729
Deposits                                      1,195,058       1,110,813
Long-term obligations                           157,469         229,032
Shareholders' equity                            105,156         109,290
Nonperforming assets                              3,237           3,057
  Nonaccrual loans                                1,424           1,731
  Loans 90 days past due                            692             945
  Restructured loans                                239             226
  Other real estate owned                           841             145
  Repossessed assets                                 41              10

Assets Quality Ratios:
Nonaccruing loans to total loans                   0.20%           0.25%
Allowance for loan losses to
 nonaccruing loans                               515.87          409.59
Allowance for loan losses to
 nonperforming assets                            226.94          231.93
Allowance for loan losses to total
 loans                                             1.01            1.04
Nonperforming assets to total assets               0.17            0.17
Net charge-offs to average loans                   0.14            0.20

Capital Ratios:
Shareholders' equity to total assets               5.61            6.13
Average shareholders' equity to
 average total assets                              5.94            6.20

    LOAN PORTFOLIO COMPOSITION

    The following table sets forth loan totals by category for the periods presented:

                                    At             At             At
                                 June 30,     December 31,     June 30,
                                   2006           2005           2005
                               ------------   ------------   ------------
                                             (in thousands)
                                              (unaudited)
Real Estate Loans:
  Construction                 $     33,084   $     35,765   $     40,050
  1-4 Family Residential            222,332        199,812        184,785
  Other                             173,776        162,147        158,117
Commercial Loans                    104,623         91,456         85,762
Municipal Loans                     105,316        109,003        113,123
Loans to Individuals                 84,793         82,181         77,394
Total Loans                    $    723,924   $    680,364   $    659,231

                                             At or for the               At or for the
                                           Three Months Ended           Six Months Ended
                                                June 30,                    June 30,
                                        ------------------------    ------------------------
                                           2006          2005          2006          2005
                                        ----------    ----------    ----------    ----------
                                              (dollars in                (dollars in
                                               thousands)                 thousands)
                                              (unaudited)                (unaudited)
Selected Operating Data:
Total interest income                   $   23,925    $   19,288    $   46,494    $   38,164
Total interest expense                      13,388         9,077        25,388        17,574
Net interest income                         10,537        10,211        21,106        20,590
Provision for loan losses                      448           227           729           462
Net interest income after provision
 for loan losses                            10,089         9,984        20,377        20,128
Noninterest income
  Deposit services                           3,947         3,687         7,416         7,074
  Gain (loss) on sale of securities
   available for sale                          101           160           224           (56)
  Gain on sale of loans                        469           649           842         1,019
  Trust income                                 403           310           807           639
  Bank owned life insurance income             265           253           509           442
  Other                                        782           554         1,267         1,252
    Total noninterest income                 5,967         5,613        11,065        10,370
Noninterest expense
  Salaries and employee benefits             7,310         7,148        14,730        14,006
  Occupancy expense                          1,201         1,082         2,374         2,123
  Equipment expense                            225           213           428           420
  Advertising, travel & entertainment          472           471           924         1,017
  ATM expense                                  275           162           445           302
  Director fees                                167           156           312           315
  Supplies                                     168           175           352           321
  Professional fees                            318           249           633           499
  Postage                                      155           139           305           274
  Other                                      1,272         1,283         2,494         2,356
    Total noninterest expense               11,563        11,078        22,997        21,633
Income before federal tax expense            4,493         4,519         8,445         8,865
Income tax expense                             950           822         1,674         1,593
Net income                              $    3,543    $    3,697    $    6,771    $    7,272

Common Share Data:
Weighted-average basic shares
 outstanding                                12,240        11,984        12,218        12,012
Weighted-average diluted shares
 outstanding                                12,702        12,589        12,690        12,651
Net income per common share
  Basic                                 $     0.29    $     0.31    $     0.55    $     0.60
  Diluted                                     0.28          0.29          0.53          0.57
Book value per common share                     --            --          8.57          8.80
Cash dividend declared per common
 share                                        0.11          0.11          0.22          0.22

Selected Performance Ratios:
Return on average assets                      0.77%         0.89%         0.74%         0.88%
Return on average shareholders'
 equity                                      13.30         14.40         12.53         14.10
Average yield on interest earning
 assets                                       5.69          5.25          5.64          5.23
Average yield on interest bearing
 liabilities                                  3.79          2.87          3.65          2.79
Net interest spread                           1.90          2.38          1.99          2.44
Net interest margin                           2.61          2.90          2.67          2.94
Average interest earning assets to
 average interest bearing
 liabilities                                122.80        122.10        122.67        121.71
Noninterest expense to average total
 assets                                       2.51          2.68          2.53          2.63
Efficiency ratio                             67.16         66.61         68.37         65.62

                                                AVERAGE BALANCES AND YIELDS
                                                  (dollars in thousands)
                                                        (unaudited)
                                                     Six Months Ended
                                                       June 30, 2006
                                       --------------------------------------------
                                           AVG.                           AVG.
                                         BALANCE          INTEREST        YIELD
                                       ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                          $    704,827     $     22,952           6.57%
Loans Held for Sale                           4,645              117           5.08%
Securities:
Investment Securities (Taxable) (D)          59,593            1,337           4.52%
Investment Securities
 (Tax-Exempt)(C) (D)                         44,994            1,591           7.13%
Mortgage-backed Securities (D)              874,318           21,386           4.93%
Federal Home Loan Bank stock & Other
 Investments, at cost                        29,056              694           4.82%
Interest Earning Deposits                       691               17           4.96%
Federal Funds Sold                              693               15           4.36%
Total Interest Earning Assets             1,718,817           48,109           5.64%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                      45,926
Bank Premises and Equipment                  33,534
Other Assets                                 41,854
  Less:  Allowance for Loan Loss             (7,139)
Total Assets                           $  1,832,992

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                       $     50,663     $        312           1.24%
Time Deposits                               433,362            8,827           4.11%
Interest Bearing Demand Deposits            357,837            4,519           2.55%
Short-term Interest Bearing
 Liabilities                                368,963            7,587           4.15%
Long-term Interest Bearing
 Liabilities - FHLB                         169,749            3,345           3.97%
Long-term Debt (E)                           20,619              798           7.70%
Total Interest Bearing Liabilities        1,401,193           25,388           3.65%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                             311,844
Other Liabilities                            11,014
Total Liabilities                         1,724,051

SHAREHOLDERS' EQUITY                        108,941
Total Liabilities and
Shareholders' Equity                   $  1,832,992

NET INTEREST INCOME                                     $     22,721
NET YIELD ON AVERAGE EARNING ASSETS                                            2.67%

NET INTEREST SPREAD                                                            1.99%

                                                AVERAGE BALANCES AND YIELDS
                                                  (dollars in thousands)
                                                        (unaudited)
                                                     Six Months Ended
                                                       June 30, 2005
                                       --------------------------------------------
                                           AVG.                           AVG.
                                         BALANCE          INTEREST        YIELD
                                       ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                          $    640,177     $     19,441           6.12%
Loans Held for Sale                           4,811              108           4.53%
Securities:
Investment Securities (Taxable) (D)          54,670              978           3.61%
Investment Securities
 (Tax-Exempt)(C) (D)                         72,633            2,553           7.09%
Mortgage-backed Securities (D)              744,863           16,546           4.48%
Federal Home Loan Bank stock & Other
 Investments, at cost                        27,340              453           3.34%
Interest Earning Deposits                       725               10           2.78%
Federal Funds Sold                            1,159               15           2.61%
Total Interest Earning Assets             1,546,378           40,104           5.23%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                      41,843
Bank Premises and Equipment                  30,344
Other Assets                                 46,076
  Less:  Allowance for Loan Loss             (6,920)
Total Assets                           $  1,657,721

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                       $     50,872     $        239           0.95%
Time Deposits                               339,916            4,890           2.90%
Interest Bearing Demand Deposits            307,435            2,298           1.51%
Short-term Interest Bearing
 Liabilities                                244,794            4,089           3.37%
Long-term Interest Bearing
 Liabilities - FHLB                         306,952            5,459           3.59%
Long-term Debt (E)                           20,619              599           5.78%
Total Interest Bearing Liabilities        1,270,588           17,574           2.79%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                             269,138
Other Liabilities                            14,014
Total Liabilities                         1,553,740

SHAREHOLDERS' EQUITY                        103,981
Total Liabilities and
Shareholders' Equity                   $  1,657,721

NET INTEREST INCOME                                     $     22,530
NET YIELD ON AVERAGE EARNING ASSETS                                            2.94%

NET INTEREST SPREAD                                                            2.44%

(A)  Interest on loans includes fees on loans which are not material in amount.

(B) Interest income includes taxable-equivalent adjustments of $1,113 and $1,131 for the six months ended June 30, 2006 and 2005, respectively.

(C) Interest income includes taxable-equivalent adjustments of $502 and $809 for the six months ended June 30, 2006 and 2005, respectively.

(D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(E)  Southside Statutory Trust III

Note: As of June 30, 2006 and 2005, loans totaling $1,424 and $1,710, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                                                AVERAGE BALANCES AND YIELDS
                                                  (dollars in thousands)
                                                        (unaudited)
                                                    Three Months Ended
                                                       June 30, 2006
                                       --------------------------------------------
                                           AVG.                           AVG.
                                         BALANCE          INTEREST        YIELD
                                       ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                          $    715,423     $     11,816           6.62%
Loans Held for Sale                           4,826               64           5.32%
Securities:
Investment Securities (Taxable) (D)          51,840              594           4.60%
Investment Securities
 (Tax-Exempt) (C) (D)                        40,557              720           7.12%
Mortgage-backed Securities (D)              897,645           11,149           4.98%
Federal Home Loan Bank stock & Other
 Investments, at cost                        28,507              350           4.92%
Interest Earning Deposits                       825                8           3.89%
Federal Funds Sold                              543                6           4.43%
Total Interest Earning Assets             1,740,166           24,707           5.69%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                      43,345
Bank Premises and Equipment                  33,549
Other Assets                                 39,442
  Less:  Allowance for Loan Loss             (7,200)
Total Assets                           $  1,849,302

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                       $     51,402     $        165           1.29%
Time Deposits                               460,139            4,897           4.27%
Interest Bearing Demand Deposits            354,549            2,342           2.65%
Short-term Interest Bearing
 Liabilities                                378,536            4,037           4.28%
Long-term Interest Bearing
 Liabilities - FHLB                         151,794            1,534           4.05%
Long-term Debt (E)                           20,619              413           7.92%
Total Interest Bearing Liabilities        1,417,039           13,388           3.79%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                             313,422
Other Liabilities                            11,958
Total Liabilities                         1,742,419

SHAREHOLDERS' EQUITY                        106,883
Total Liabilities and
Shareholders' Equity                   $  1,849,302

NET INTEREST INCOME                                     $     11,319
NET YIELD ON AVERAGE EARNING ASSETS                                            2.61%

NET INTEREST SPREAD                                                            1.90%

                                                AVERAGE BALANCES AND YIELDS
                                                  (dollars in thousands)
                                                        (unaudited)
                                                    Three Months Ended
                                                       June 30, 2005
                                       --------------------------------------------
                                           AVG.                           AVG.
                                         BALANCE          INTEREST        YIELD
                                       ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                          $    649,080     $      9,958           6.15%
Loans Held for Sale                           4,635               50           4.33%
Securities:
Investment Securities (Taxable) (D)          48,344              470           3.90%
Investment Securities
 (Tax-Exempt) (C) (D)                        68,970            1,223           7.11%
Mortgage-backed Securities (D)              746,381            8,305           4.46%
Federal Home Loan Bank stock & Other
 Investments, at cost                        27,469              237           3.46%
Interest Earning Deposits                       886                7           3.17%
Federal Funds Sold                            1,278                9           2.82%
Total Interest Earning Assets             1,547,043           20,259           5.25%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                      40,241
Bank Premises and Equipment                  30,286
Other Assets                                 48,671
  Less:  Allowance for Loan Loss             (6,867)
Total Assets                           $  1,659,374

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                       $     51,113     $        130           1.02%
Time Deposits                               349,216            2,632           3.02%
Interest Bearing Demand Deposits            305,639            1,252           1.64%
Short-term Interest Bearing
 Liabilities                                248,793            2,149           3.46%
Long-term Interest Bearing
 Liabilities - FHLB                         291,662            2,599           3.57%
Long-term Debt (E)                           20,619              315           6.04%
Total Interest Bearing Liabilities        1,267,042            9,077           2.87%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                             275,185
Other Liabilities                            14,181
Total Liabilities                         1,556,408

SHAREHOLDERS' EQUITY                        102,966
Total Liabilities and
Shareholders' Equity                   $  1,659,374

NET INTEREST INCOME                                     $     11,182
NET YIELD ON AVERAGE EARNING ASSETS                                            2.90%

NET INTEREST SPREAD                                                            2.38%

(A)  Interest on loans includes fees on loans which are not material in amount.

(B) Interest income includes taxable-equivalent adjustments of $552 and $579 for the three months ended June 30, 2006 and 2005, respectively.

(C) Interest income includes taxable-equivalent adjustments of $230 and $392 for the three months ended June 30, 2006 and 2005, respectively.

(D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(E)  Southside Statutory Trust III

Note: As of June 30, 2006 and 2005, loans totaling $1,424 and $1,710, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

SOURCE  Southside Bancshares, Inc.
    -0-                             08/02/2006
    /CONTACT: Susan Hill of Southside Bancshares, Inc., +1-903-531-7220, or susanh@southside.com /
    /Web site:  http://www.southside.com
                http://www.southside.com/investor /